Exhibit (c)(vii)
CONFIDENTIAL GLG Partners, Inc. BRIEFING MATERIALS APRIL 29, 2010

TABLE OF CONTENTS I. Overview of Melvin Group II. George and Melvin in Context III. Valuation Framework Appendix: Additional Materials 1

I. OVERVIEW OF MELVIN GROUP

MELVIN GROUP OVERVIEW 1 • Largest listed asset manager in Europe by market capitalisation ($6.5bn vs. $5.8bn for Schroders, 2nd largest), listed on the LSE, included in the FTSE100 index • Largest alternative manager in Europe by AuM, with estimated $39.1bn as of 31-Mar-2010 [1]: 2 • Managed futures (AHL): $21.1bn in AuM • Multi-manager (RMF, Glenwood): $14.6bn in AuM • Credit (Ore Hill): $3.4bn in AuM • Melvin product offering revolving mainly around 3 • AHL: quantitative managed futures manager • Multi-manager solutions • Diversified business mix by investor base and geography: 4 • Private Clients ($26.7bn; 68.3% of AuM), Institutional Investors ($12.4bn; 31.7%1) • Top 3 geographies in AuM for Private Clients: Japan (33%), Australia/NZ (12%) and S.E. Asia (11%); Institutional Investors: Switzerland (35%), UK (17%) and the Americas (10)% • Dedicated distribution team of over 300 individuals and access to more than 2,200 5 intermediaries for Private Clients; dedicated direct sales force and specialised client service teams for Institutional Investors • Revenues of $2,488m and Net Income of $503m from Sep-08 to Sep-09; Shareholder Equity of 6$4,192m as of Sep-09 • Estimated regulatory capital surplus of $1.5bn for the year ending 31 March 2010 • Credit ratings: BBB+/Baa1/BBB+ (S&P/Moody’s/Fitch) 1 Source: Melvin pre-close trading update. 3

LARGEST LISTED ASSET MANAGER IN 1 EUROPE Market Capitalisation ($m) Average Daily Trading Volume L6M 6,480 5,788 Melvin ranks #67 in the FTSE100 based on market cap 3,642 2,910 2,347 1,853 1,753 1,102 668 483 234 182 125 74 51 Melvin Schroders Partners Ashmore Aberdeen Henderson BlueBay Gartmore F&C Gottex RAB Charlemagne Liontrust Intermediate Capital Invista Real Estate 0.66% 0.21% 0.09% 0.09% 0.30% 0.25% 0.31% 0.14% 1.03% 0.40% 0.08% 0.04% 0.08% 0.13% 0.18% Source: Datastream as of 27-Apr-2010 4

LARGEST ALTERNATIVE ASSET MANAGER IN 2 EUROPE BY AUM AuM ($bn) $39.1 $26.8 $22.2 $17.3 $15.0 $13.0 $11.0 $9.0 $7.1 $6.0 Melvin Brevan George BlueCrest Lansdowne Eton Park Winton Sloane Transtrend Spinnaker Howard Partners Robinson Note: Melvin estimated as of 31-Mar-2010, based on Melvin pre-close statement. Other asset managers based on Eurohedge ranking and press articles 5

3 PRODUCT OFFERING Product Offering Investor Type Key Features Capital Guaranteed Private • Blended content from managed futures AHL manager and ($13.9bn FUM; 36%) fund of funds operations • A portion of the investment is invested in fixed income securities designed to pay out the total amount invested at a fixed maturity date • The remaining portion is invested in riskier strategies, providing profit upside potential to the investor • The profit upside potential is enhanced by use of leverage Open-Ended Private • Provide more concentrated access to single manager content ($12.8bn; 33%) such as AHL, with monthly liquidity, as well as to diversified and concentrated fund of fund offerings, either multi-strategy or theme / sector based Institutional • Full range of products consisting of both diversified and ($12.4bn; 32%) strategy specific portfolios, as well as fully customised solutions • Fund of fund products offer access to 170+ underlying managers representing five complementary hedge funds styles: equity hedge, event driven, global macro, managed futures and relative value Source: Company public disclosures 6

BUSINESS MIX (1/2) 4 AUM BREAKDOWN BY INVESTOR BASE AuM Stock ($bn)— Estimated as of 31-Mar-2010 AUM Gross Inflows ($bn) — 12 Months to 31-Mar-2010 2010E Gross Avg Gross Margin: Avg Gross Margin: Inflows: $8.2bn 0.91%[1] 4.27%[1] Institutional 18% Institutional 32% 1.5 Guarant’d 1.4 12.4 Guarant’d 13.9 Open-ended Open-ended 5.3 Private 12.8 68% Private 82% Source: Company public disclosures 1 H1 2010 (annualised). 7

BUSINESS MIX (2/2) 4 AUM BREAKDOWN BY GEOGRAPHY AND DISTRIBUTION Private Investor FUM By Geography Distribution Channel Other Insurance 4% 1% Other [1] 11% Professional 6% North America 6% Asset Managers 10% Japan Benelux 6% 33% Banks Germany 6% 51% Middle East 7% IFA-Brokers Australia/NZ 28% Switzerland 8% 12% SE Asia 11% Institutional Investor FUM By Geography Distribution Channel Corporate 1% Middle East 2% Fund of Hedge Funds 2% Benelux 6% Family Office 1% Endowment 3% Italy 6% Switzerland Sovereign Wealth 6% Rest of Europe 7% 35% Asset Manager 8% Pension 39% Asia Pacific 8% Bank 18% Germany 9% Americas United Kingdom Insurance 10% 17% 22% Source: Company public disclosures (as of 30-Sep-2009) 1 Other includes Rest of Europe, UK, Latin America, Africa. 8

5 DISTRIBUTION CAPABILITIES

Private Investors Distribution

Historical Evolution of Distribution Channels



18%
18%
43%
22%
12%
9%
35%
44%
13%
9%
33%
45%
10%
11%
28%
51%
2000
2007
2008
H1 2009
Banks
IFA/Brokers
Asset Managers
Other

- **Dedicated distribution team of over 300 individuals**
- Direct presence in key regions, where Melvin offices are used as base to establish partnership and proximity with local intermediaries and banks
- Local sales force to sell products to large financial institutions and to cover institutional clients such as banks, trust banks and insurance companies
- **Access to large network of intermediaries (2,200 on aggregate)**, including financial advisers as well as major financial institutions
- Strong relationship with large international banks that not only distribute products but also provide guarantees and leverage (Westpac, Citi, NAB, Barclays, Merrill Lynch, Credit Suisse, HSBC)
- **Dedicated HNWI sales force**
- Top 10 private investors distributors account for 37% of Private AUM on aggregate

Institutional Investors Distribution

- **Dedicated sales force and specialised client service teams, serving 240 institutional investors in total**
- Principal locations in London and Switzerland complemented by regional office network in Asia Pacific, Middle East and North America
- Access to pension funds, insurance companies, asset managers and corporations, with Europe representing more than 80% of Institutional AUM
- Average institution holds $60m; top 5 and top 10 institutions hold $5.8bn and $10.7bn respectively

Source: Company public disclosures
[1] Other includes Rest of Europe, UK, Latin America, Africa.

9

KEY FINANCIALS AND OPERATING DATA 6 FISCAL YEAR ENDING 31 MARCH ($m) Revenues Management and Other Fees 3,222 Performance Fees 2,488 2,179 1,849 2,030 1,861 1,325 1,758 1,192 NA 524 421 627 2006 2007 2008 2009 2010E Net Income 42.7% 43.7% 40.0% 58.0% NA 1,716 1,109 960 394 [1] 503 2006 2007 2008 2009 2010E C/I Ratio [2] AuM AuM ($bn) 74.6 61.7 49.9 46.8 39.1 [3] 2006 2007 2008 2009 2010E Source: Company public disclosures 1 Based on expected diluted EPS on total operations of $23 cents as per pre-close statement and 1,712m fully diluted number of shares. 2 Defined as the ratio of operating costs to revenues including gains on FV investments. 3 Based on pre-close statement. 10

KEY DRIVERS OF RECENT UNDERPERFORMANCE Melvin Share Price Evolution since 2009 Drivers of Melvin’s Underperformance 280% • Decreasing AUM 250% • Negative AHL performance 124.0% 220% • Fund de-leveraging 190% • Lack of additional products 160% • Subdued inflows 26.4% 130% • Expectation of future DPS 4.3% reductions 100% 70% 40% Jan-2009 Jun-2009 Nov-2009 Apr-2010 Melvin European Alternative AM [1] FTSE 100 Source: Bloomberg as of 27-Apr-2010 1 Includes Ashmore, BlueBay, Gartmore and Gottex. 11

UPDATE ON MELVIN’S STRATEGY • Continued Focus on AHL Team expansion Growth of the Melvin Research Laboratory Product range widening — launch of a new trend following product, Melvin AHL Diversity New markets focus Trading floor expansion including new execution desk in Hong Kong • Business Model Strengthening Creation of a new integrated hedge fund management platform Managed accounts initiative in cooperation with Credit Suisse Onshore product range expansion focused on providing liquid, regulated investment products Flows from new managed accounts initiative expected to be modest until Q2 2010 • International Expansion New offices to be opened in Europe and Asia Launch of distribution activities in Austria Japanese fund launch slowed down • Financial Discipline Focus on maintaining regulatory capital surplus and net cash position Near term dividend policy unclear until the Board meeting in May • Strategic Actions/M&A Historically focused on opportunities to access capacity through distribution agreements rather than deploying cash in deals Management focused on acquiring a significant minority or control in an equity long/short manager 12

KEY AREAS OF FOCUS

Investment Capabilities	• Concentration risk: AHL accounting for 54% of Melvin's FUM and core of private clients sales • Continued net outflows in the institutional business (estimated total FUM of $12.7bn as of 31-Mar-2010) • $1.0bn gross inflows estimated for the quarter ending 31-Mar-2010; $8.2bn gross inflows estimated for the year ending 31-Mar-2010 • Need to address capacity / content concerns to keep accessing sizeable institutional clients
Fund Performance	• Recent underperformance of AHL: AHL diversified (AHL flagship fund) total return: calendar year to 28-Feb-2010: -3.0%; financial year to 28-Feb-2010: -12.5% • Sustainability of use of leverage in current product offering
Associates	• Investments in associates/joint ventures and related impairment calculations • BlueCrest, Ore Hill, Nephila

Accounting	• Investments in funds products
	  • $1.1bn as of Sep-09, including $372m owed by fund products and $760m investments in fund products
	• Unamortised upfront sales commission ($317m)
	  • Subject to impairment testing each period to ensure that the future economic benefit arising from each fund product is in excess of the remaining unamortised commission

Valuation	• Historical volatility of Melvin's revenues and profits • Dividend sustainability • 2009: $0.44 per share vs. EPS of $0.284 per share; 2010: $0.44 per share vs. EPS of $0.23 per share

13

II. George and Melvin in Context 14

UK TRADITIONAL ASSET MANAGERS

OVERVIEW OF SELECTED PLAYERS VS. GEORGE

	Schroders	Aberdeen	Henderson Group plc	George[1]
Scale	• Total AUM: £138.9bn (Sep-2009) • Employees: 2,614 • Market Cap: $5.8bn • A/A+ (S&P/Fitch) • Share of Perf. Fee: NA	• Total AUM: $224bn (Dec-2009) • Employees: 1,850 • Market Cap: $2.4bn • Not rated • Share of Perf. Fee: NA	• Total AUM: $92.3bn (Sep-2009) • Employees: 940 • Market Cap: $1.9bn • Not rated • Share of Perf. Fee: 10%	• Total AUM: $22.2bn (Dec-2009) • Employees: 390 • Market Cap: $1.0bn • Not rated • Share of Perf. Fee: 48%

AUM Split: Asset Class


38%
48%
14%
3%
18%
35%
14%
30%
1%
15%
37%
46%
43%
57%
Fixed Income and Currency
Equity
Private Equity
Hedge Funds/Funds of Funds
Property
Other

AUM Split: Investor Base


47%
53%
36%
64%
54%
46%
32%
68%
Institutional
Other

AUM Split: Geography


12%
24%
64%
8%
12%
15%
66%
5%
14%
81%
40%
32%
16%
3%
9%
Asia
Americas
Europe
Middle East and Africa
Other

Note: AUM splits for Henderson and Schroders as at 30-Sep-2009. Aberdeen AUM split by asset class is pro forma for RBS asset management (31-Dec-2009) and investor base and geographic split is as of 30-Sep 2009 (excluding RBS asset management). Performance fee split based on revenue split for 2011E as per selected broker research reports
[1] George AUM split as at 31-Dec-2009. "Other" in geographic split includes Global and Emerging Markets, "Other" in asset class breakdown includes all the securities except for equities and equities long.

15

US ALTERNATIVE ASSET MANAGERS
OVERVIEW OF SELECTED PLAYERS VS. GEORGE

glg.

	The Blackstone Group[1]	Och-Ziff[2]	Fortress	George[3]
Scale	• Total AUM: $96.1bn (Dec-2009) • Employees: 1,295 • Market Cap: $16.3bn • A+ (Fitch) • Share of Perf. Fee: NA	• Total AUM: $24.6 (Mar-2010) • Employees: 378 • Market Cap: $7.2bn • Not rated • Share of Perf. Fee: 51%	• Total AUM: $31.8 (Dec-2009) • Employees: 819 • Market Cap: $2.3bn • BBB (Fitch) • Share of Perf. Fee: 29%	• Total AUM: $22.2bn (Dec-2009) • Employees: 390 • Market Cap: $1.0bn • Not rated • Share of Perf. Fee: 48%
AUM Split: Asset Class	25% 50% 25%	36% 30% 11% 22%	30% 46% 41%	43% 57%
AUM Split: Investor Base	NA	17% 83%	NA	32% 68%
AUM Split: Geography	6% 2% 3% 89%	16% 27% 57%	NA	40% 32% 16% 3% 9%

Asset class legend: ■ Fixed Income and Currency ■ Equity ■ Private Equity ■ Hedge Funds/Funds of Funds ■ Property ■ Other

Investor base legend: ■ Institutional ■ Other

Geography legend: ■ Asia ■ Americas ■ Europe ■ Middle East and Africa ■ Other

Note: AUM splits as of 31-Dec-2009. Performance fee split based on revenue split for 2011E as per selected broker research reports

[1] Geographic Breakdown based on the geographic mix of investments of consolidated Blackstone funds.

[2] AUM split by product for OZ Market Fund which accounts for 67% of total funds.

[3] "Other" in geographic split includes Global and Emerging Markets, "Other" in asset class breakdown includes all the securities except for equities and equities long.

16

EUROPEAN ALTERNATIVE ASSET MANAGERS

OVERVIEW OF SELECTED PLAYERS VS. GEORGE

	Gartmore	Ashmore	BlueBay	Gottex Fund Management	Melvin	George[1]
Scale	• AUM: $34.9bn (Sep-2009) • Employees: 359 • MCap: $0.7bn • Not rated • Perf. Fee: 25%	• AUM: $31.1bn (Sep-2009) • Employees: 142 • MCap: $2.9bn • Not rated • Perf. Fee: 10%	• AUM: $31.1bn (Sep-2009) • Employees: 211 • MCap: $1.1bn • Not rated • Perf. Fee: 23%	• AUM: $8.1bn (Dec 2009) • Employees:118 • MCap: $234m • Not rated • Perf. Fee: 39%	• AUM: $39.1bn (Mar-2010) • Employees: 1,765 • MCap: $6.5bn • BBB+/Baa1 (S&P/Moody's) • Perf. Fee: 23%	• AUM: $22.2bn (Dec-2009) • Employees: 390 • MCap: $1.0bn • Not rated • Perf. Fee: 48%



AUM Split: Asset Class
10%
4%
5%
81%
8% 1%
14%
77%
4%
96%
NA
100%
43%
57%
Fixed Income and Currency
Equity
Private Equity
Hedge Funds/Funds of Funds
Property
Other
AUM Split: Investor Base
28%
72%
9%
91%
7%
93%
3%
97%
32%
68%
32%
68%
Institutional
Other
AUM Split: Geography
9%
14%
77%
24%
47%
11%
18%
7% 4% 1%
88%
5% 4%
31%
60%
9% 6%
45%
40%
40%
32%
16%
3% 9%
Asia
Americas
Europe
Middle East and Africa
Other

Note: AUM splits for Ashmore and BlueBay as at 30-Jun-2009, Gartmore, George as at 31-Dec-2009, Gottex as at 31-Dec-2009. Melvin AUM split (asset class and investor base) is as of 31-Mar-2010 and geographic split is as of 30-Sep-2009. Performance fee split based on revenue split for 2011E as per selected broker research reports

[1] "Other" in geographic split includes Global and Emerging Markets, "Other" in asset class breakdown includes all the securities except for equities and equities long.

17

III.Valuation Framework

HISTORICAL SHARE PRICE DEVELOPMENT Since George’s IPO George IPO [1] L12M L6M L3M YTD George IPO L12M 6M 3M YTD Current George (76)% 44% 13% 5% 2% Melvin (£) 3.72 2.79 2.81 2.44 2.56 2.48 Melvin (57)% 2% (25)% 1% (20)% Melvin ($) 6.67 4.48 4.47 3.74 3.98 3.78 UK Trad. AM [1] (16)% 51% 12% 12% 6% George ($) 5.82 3.39 3.01 2.96 3.02 3.28 US Alt. AM [2] (52)% 83% 12% 15% 15% $16 European Alt. AM [3] (33)% 28% (15)% 5% (4)% $14 $12 (16)% Price $10 Share (33)% George’s $8 to (52)% Rebased $6 (57)% $4 (76)% $2 $0 Nov-2007 Apr-2008 Aug-2008 Jan-2009 Jun-2009 Nov-2009 Apr-2010 Source: Bloomberg as of 27-Apr-2010 George Melvin UK Trad. AM [2] US Alt. AM [3] European Alt. AM4 Note: USD to GBP exchange rate of 0.65 as of 27-Apr-2010 1 Since close of 02-Nov-2007 for “George IPO”. 2 Includes Schroders, Aberdeen and Henderson. 3 Includes Blackstone, Och-Ziff and Fortress. 4 Includes Ashmore, BlueBay, Gartmore and Gottex. 19

TOTAL SHAREHOLDERS’ RETURN One Year 160% 121% 91% 83% 79% 77% 63% 53% 42% 31% 14% 7% George Melvin Och-Ziff BlueBay Blackstone Henderson Schroders Fortress Partners Gottex Ashmore Aberdeen Three Years 18% 5% (2)% (4)% (12)% (29)% (37)% (43)% (46)% (76)% (82)% (87)% Melvin George [1] Schroders Partners Henderson Ashmore BlueBay Aberdeen Och-Ziff [2] Blackstone [2] Fortress Gottex4 North American Alternatives European Alternatives UK Traditional Source: Bloomberg as of 27-Apr-2010 1 3 Year return since 02-Nov-2007. 2 3 Year return since 13-Nov-2007. 3 3 Year return since 21-Jun-2007. 4 3 Year return since 6-Nov-2007. 20

Trading Performance since 25-March Share Price Performance since 25-Mar Share Price Performance for Peers 140% ADTV L6M Since 25-Mar 130% George 22.4% 0.55% 0.76% Och-Ziff 20.1% 0.17% 0.21% 22.4% 120% Fortress 17.5% 1.19% 1.98% 12.1% Aberdeen 7.5% 0.30% 0.15% 110% Henderson 2.1% 0.25% 0.17% 2. 7% 100% Ashmore (0.5)% 0.09% 0.10% (1.5)% Blackstone (1.2)% 0.30% 0.40% (8.4)% 90% BlueBay (1.4)% 0.14% 0.09% Schroders (1.5)% 0.21% 0.15% 80% 25-Mar-2010 5-Apr-2010 16-Apr-2010 27-Apr-2010 Melvin (1.5)% 0.66% 0.56% George Melvin UK Trad. AM [1] Gottex (10.8)% 0.08% 0.09% US Alt. AM [2] European Alt. AM [3] Gartmore (21.1)% 1.03% 2.09% Source: Bloomberg as of 27-Apr-2010 1 Includes Schroders, Aberdeen and Henderson. 2 Includes Blackstone, Och-Ziff and Fortress. 3 Includes Ashmore, BlueBay, Gartmore and Gottex. 21

PUBLIC MARKET MULTIPLES OF SELECTED COMPANIES SELECTED TRADITIONAL AND ALTERNATIVE ASSET MANAGERS Excluding Convertible Conversion Equity Closing Calendarized Enterprise Value Div. George Implied Price / Share ($) Market Price P / E Multiples EBITDA Yield P/E EV/EBITDA Company Cap ($m) 27-Apr-2010 2010E 2011E AUM 2010E 2011E 2010 2010E 2011E 2010E 2011E UK Traditional AM Schroders $5,788 $21.06 17.1 x 13.9 x 2.0% 7.5 x 6.2 x 2.5% 2.90 4.60 1.42 2.40 Aberdeen 2,347 2.12 12.3 10.5 1.8 8.9 7.5 4.8 2.09 3.47 1.84 3.13 Henderson 1,853 2.25 15.0 13.3 2.4 11.8 10.3 4.4 2.54 4.40 2.75 4.59 Median 15.0 x 13.3 x 2.0% 8.9 x 7.5 x 4.4% 2.54 4.40 1.84 3.13 North American Alternative AM Blackstone — ENI Basis $16,303 $14.51 23.6 x 16.7 x 17.1% 19.9 x 14.1 x 5.1% 4.01 5.50 5.26 6.62 Och-Ziff 7,198 17.68 13.0 11.3 35.5 11.7 9.1 5.7 2.22 3.72 2.71 3.98 Fortress 2,255 4.98 12.1 8.3 7.9 9.1 7.7 NA 2.06 2.74 1.91 3.22 Median 13.0 x 11.3 x 17.1% 11.7 x 9.1 x 5.4% 2.22 3.72 2.71 3.98 European Alternative AM Ashmore $2,910 $4.10 14.8 x 13.2 x 10.7% 9.1 x 8.2 x 4.6% 2.51 4.35 1.93 3.50 BlueBay 1,102 5.55 14.7 11.4 4.5 10.4 8.2 4.5 2.51 3.78 2.32 3.48 Gartmore 668 2.17 7.6 6.4 1.1 5.9 5.2 2.5 1.30 2.12 0.91 1.87 Gottex 234 7.68 18.8 9.2 2.7 14.7 8.3 2.1 3.19 3.03 3.64 3.54 Median 14.7 x 10.3 x 3.6% 9.8 x 8.2 x 3.5% 2.51 3.40 2.12 3.49 Melvin $6,480 $3.78 13.0 x 9.5 x 15.3% 7.2 x 5.4 x 11.6% George Pre Conversion 1,025 3.28 19.3 9.9 4.6 13.5 7.8 Post Conversion [1] $1,253 20.7 x 11.3 x 5.7% 13.5 x 7.8 x Source: Datastream, IBES as of 27-Apr-2010 1 Illustrative post conversion market capitalisation based on $1,025m market capitalisation and $228.5m convertible notional assuming no change of control share premium. 22

GEORGE IMPLIED MULTIPLES AT DIFFERENT VALUES ($m) Consideration per Share ($) 3.28 3.40 3.61 3.75 3.80 4.00 4.25 4.50 4.75 5.00 Premium vs. Current 0% 4% 10% 14% 16% 22% 30% 37% 45% 52% Total Number of Shares 384 383 381 381 381 380 379 379 378 377 ow/ Convertible Debt 72 71 69 69 69 68 67 66 65 65 Equity Consideration 1,260 1,304 1,377 1,430 1,448 1,520 1,612 1,704 1,795 1,886 ow/ Convertible Debt 236 241 248 258 260 270 284 298 311 324 Enterprise Value 1,316 1,359 1,432 1,485 1,503 1,576 1,668 1,760 1,851 1,942 Base ($m) P/E Multiples 2010E Net Income Pre Conversion 53 19.3 x 20.0 x 21.2 x 22.1 x 22.4 x 23.5 x 25.0 x 26.5 x 27.9 x 29.4 x Post Conversion 62 20.4 21.1 22.3 23.1 23.4 24.6 26.1 27.6 29.0 30.5 2011E Net Income Pre Conversion 103 9.9 10.3 10.9 11.4 11.5 12.1 12.9 13.6 14.4 15.2 Post Conversion 112 11.3 11.7 12.3 12.8 13.0 13.6 14.4 15.2 16.1 16.9 EV/EBITDA Multiples 2010 EV/EBITDA Pre Conversion 97 13.5 13.9 14.6 15.0 15.2 15.8 16.6 17.4 18.2 19.1 Post Conversion 97 13.6 14.0 14.8 15.3 15.5 16.3 17.2 18.2 19.1 20.0 2011 EV/EBITDA Pre Conversion 167 7.8 8.0 8.4 8.7 8.8 9.2 9.6 10.1 10.6 11.0 Post Conversion 167 7.9 x 8.1 x 8.6 x 8.9 x 9.0 x 9.4 x 10.0 x 10.5 x 11.1 x 11.6 x Note: $3.61 per share corresponding to the implied blended consideration per share based on a $3.40 stock consideration paid to the controlling stockholders (152m shares, including Sage Summit LP and Lavender Heights Capital LP) and a $3.75 cash consideration paid to all stockholders other than controlling stockholders (including all convertible debt holders). Common shares from conversion of convertible debt include additional change of control shares as detailed on page 29. 23

GEORGE — ANALYSTS’ TARGET PRICES CURRENT SHARE PRICE: $3.28 Broker Recommendations 6M Ago Today Sell 25% Buy 33% Hold 75% Hold 67% Target Prices ($) 6M Ago Today Upside vs. Upside vs. Broker Date Target Trading Price Broker Date Target Trading Price CS 06-Aug-2009 5.5 31.0% KBW 20-Apr-2010 4.0 22.0% KBW 12-May-2009 4.0 (4.8)% CS 15-Apr-2010 4.0 22.0% BarCap 07-Aug-2009 3.0 (28.6)% BarCap 21-Apr-2010 3.0 (8.5)% Median 4.0 (4.8)% Median 4.0 22.0% Average 4.2 (0.8)% Average 3.7 11.8% Source: Datastream, IBES as of 27-Apr-2010 24

Appendix: Additional Materials

HISTORICAL EVOLUTION OF MELVIN AUM

	Melvin											
	Six months period ended											Latest
$bn	Sep-2004	Mar-2005	Sep-2005	Mar-2006	Sep-2006	Mar-2007	Sep-2007	Mar-2008	Sep-2008	Mar-2009	Sep-2009	Mar-2010
FuM												
Start of period	38.5	39.1	43.0	44.4	49.9	56.8	61.7	68.6	74.6	67.6	46.8	44.0
Sales	7.7	4.4	3.5	5.6	10.6	5.3	8.0	7.9	10.2	4.7	5.7	2.5
Redemptions	(2.0)	(2.3)	(2.5)	(3.2)	(3.6)	(3.0)	(4.4)	(6.3)	(6.0)	(11.0)	(7.6)	(5.1)
Net Sales	5.7	2.1	1.0	2.4	7.0	2.3	3.6	1.6	4.2	(6.3)	(1.9)	(2.6)
Investment mvt.	(2.2)	2.3	1.6	2.8	(1.1)	2.2	2.9	2.7	(5.9)	(0.7)	(0.6)	(0.8)
Other[1]	(2.9)	(0.5)	(1.2)	0.3	1.0	0.4	0.4	1.7	(5.3)	(13.8)	(0.3)	(1.5)
Acqu. / (disp.)	-	(0.8)	-	-	-	-	-	-	(0.6)	1.4	-	-
Maturities	(3.1)	(0.1)	(0.5)	-	-	(0.3)	(0.2)	(0.1)	(0.3)	(0.1)	-	-
De-risking	-	-	-	-	-	-	-	-	(1.7)	(10.4)	-	-
FX and other	0.2	0.4	(0.7)	0.3	1.0	0.7	0.6	1.8	(2.7)	(4.7)	-	-
Period end	39.1	43.0	44.4	49.9	56.8	61.7	68.6	74.6	67.6	46.8	44.0	39.1
Key Ratios												
Net Sales / Op. FuM	14.8%	5.4%	2.3%	5.4%	14.0%	4.0%	5.8%	2.3%	5.6%	(9.3)%	(4.1)%	(5.9)%
Invt. Mvt. / Op. FuM	(5.7)%	5.9%	3.7%	6.3%	(2.2)%	3.9%	4.7%	3.9%	(7.9)%	(1.0)%	(1.3)%	(1.8)%
Other / Op. FuM	(7.5)%	(1.3)%	(2.8)%	0.7%	2.0%	0.7%	0.6%	2.5%	(7.1)%	(20.4)%	(0.6)%	(3.4)%

$12bn reduction resulting from de-risking and de-leveraging of MGS products

[1] Includes acquisitions, disposals, maturities, de-risking, FX and other.

26

HISTORICAL EVOLUTION OF MELVIN FINANCIALS Fiscal year ending 31-Mar CAGR $m 2006 2007 2008 2009 06-09 Income statement Performance fees 524 421 1,192 627 6.2% Management and other fees 1,325 1,758 2,030 1,861 12.0% Revenue 1,849 2,179 3,222 2,488 10.4% Gains / (losses) on FV investments 38 35 (51) (260) (289.8)% Sales commissions (273) (335) (391) (518) 23.8% Compensation costs (368) (456) (639) (500) 10.8% Other expenses (165) (176) (238) (275) 18.6% Operating profit 1,081 1,247 1,903 935 (4.7)% Associates 33 44 86 144 63.4% Goodwill impairment — — — (299) NA Other — — — (57) NA Net finance income 40 10 90 20 (20.6)% Profit before tax 1,154 1,301 2,079 743 (13.7)% Net income 960 1,109 1,716 503 (19.4)% Balance sheet Net cash 1,301 1,832 1,474 1,718 9.7% Total assets 4,026 4,885 6,236 5,570 11.4% Shareholders’ equity 3,569 4,539 4,710 4,192 5.5% Other key figures Funds under management ($bn) 49.9 61.7 74.6 46.8 (2.1)% Average headcount 1,364 1,548 1,731 1,776 9.2% RoAE 27% 27% 37% 11% (25.1)% Equity / Assets 89% 93% 76% 75% (5.3)% 27

ENTERPRISE VALUE AND SHARE COUNT CALCULATION FOR MELVIN AND GEORGE George ($m) Melvin ($m) George (No Conversion of Convertible) Melvin Equity Value Equity Value Number of Shares Outstanding (m) 312 Number of Shares Outstanding (m) 1,712 ow/ Common 254 ow/ Common 1,712 ow/ FA Sub 2 Limited Exchangeable Shares 59 — - Share Price ($) 3.28 Share Price ($) 3.78 Market Capitalisation 1,025 Market Capitalisation 6,480 Fully Diluted Number of Shares 312 Fully Diluted Number of Shares 1,712 ow/ NOSH Outstanding 312 ow/ NOSH Outstanding 1,712 ow/ Treasury Shares 0 ow/ Treasury Shares 0 Fully Diluted Market Cap 1,025 Fully Diluted Market Cap 6,480 Enteprise Value Enteprise Value Equity Value 1,025 Equity Value 6,480 Net Debt 270 Net Debt (1,194) ow/ Cash (264) ow/ Cash (2,957) ow/ Revolving Credit Facility 12 ow/ Bank Loans & Overdrafts 2 ow/ Loan Payable 293 ow/ Fixed Rate Notes 244 ow/ Convertible Notes 229 ow/ Euro Bond 818 - — ow/ Floating Rate Notes 399 - — ow/ Hybrid 300 Minority Interests 14 Minority Interests 1 Associates 0 Associates (950) - — ow/ BlueCrest (850) - — ow/ Ore Hill (59) - — Other (41) Enterprise Value 1,309 Enterprise Value 4,337 Source: Company information, Bloomberg as of 27-Apr-2010 28

GEORGE CONVERTIBLE ECONOMICS • In case of a change of control, convertible debt holders are entitled to convert their holding into common stock. Depending on the stock price at which the transaction closes, convertible debt holders are eligible to receive additional Change of Control Shares as per the table below • If the stock price is below $3.10 or above $12.00, no additional Change of Control Shares will be issued Additional Change of Control Shares Issuable per $1,000 Principal Amount of Notes Stock Price ($) 3.10 3.25 3.50 3.75 4.00 5.00 5.58 6.00 7.00 8.00 9.00 10.00 11.00 12.00 15-May-2009 53.76 48.92 42.10 36.60 32.11 20.53 16.56 14.39 10.73 8.33 6.63 5.36 4.37 3.58 Date 15-May-2010 53.76 46.83 39.26 33.22 28.36 16.33 12.51 10.54 7.45 5.62 4.42 3.57 2.92 2.40 15-May-2011 53.76 45.45 36.75 29.84 24.30 10.98 7.13 5.34 3.03 2.06 1.57 1.28 1.06 0.88 Effective 15-May-2012 53.76 44.66 34.83 27.13 20.96 5.41 0.94 0.00 0.00 0.00 0.00 0.00 0.00 0.00 15-May-2013 53.76 40.32 28.96 20.75 14.83 3.13 0.54 0.00 0.00 0.00 0.00 0.00 0.00 0.00 15-May-2014 53.76 38.88 16.90 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Impact of Convertible Conversion on Total Equity Consideration Consideration per Share ($) 3.10 3.25 3.50 3.75 4.00 5.00 5.58 6.00 7.00 8.00 9.00 10.00 11.00 12.00 Premium vs. Current 12% 17% 26% 35% 44% 80% 101% 116% 152% 188% 224% 260% 296% 332% Common Shares (ex. Treasury) 238 238 238 238 238 238 238 238 238 238 238 238 238 238 Exchangeable Shares 59 59 59 59 59 59 59 59 59 59 59 59 59 59 Convertible Shares 61 61 61 61 61 61 61 61 61 61 61 61 61 61 Change of Control Shares [1] 12 11 9 7 6 3 2 2 1 1 1 1 1 0 Fully Diluted Number of Shares 371 369 367 366 365 362 361 361 360 360 359 359 359 359 Paid to Common Holders 739 774 834 893 953 1,191 1,329 1,430 1,668 1,906 2,144 2,383 2,621 2,859 Paid to Exchangeable Holders 183 191 206 221 236 295 329 353 412 471 530 589 648 707 Paid to Convertible Holders 228 234 246 258 270 324 357 381 440 500 560 621 682 742 Premium vs. Notional 0% 2% 8% 13% 18% 42% 56% 67% 92% 119% 145% 172% 198% 225% Total Equity Consideration 1,150 1,200 1,286 1,372 1,459 1,810 2,015 2,164 2,520 2,877 3,235 3,592 3,950 4,308 1 Assuming conversion happens on 04-Sep-2010. 29